                                                             EXHIBIT 4.10


                             CERTIFICATE OF TRUST
                                      OF
                             WALBRO CAPITAL TRUST

          THIS Certificate of Trust of Walbro Capital Trust (the "Trust"), dated as of December 17, 1996, is being duly executed and filed by the undersigned, as trustees, to form a Business trust under the Delaware. Trust Act (12 Del. C.
Section 3801, et. seq.)

          1. Name. The name of the business trust formed hereby is Walbro Capital Trust.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, New Castle County, Delaware 19801.

          3. Effective Date. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                    BANKERS TRUST (DELAWARE),
                    not in its individual capacity but solely as trustee of the Trust


                    By:/s/ James H. Stallkamp
                       ----------------------
                       Name:  James H. Stallkamp
                       Title: President

                    MICHAEL A. SHOPE, not in his individual capacity, but solely as trustee of the Trust

                    /s/ Michael A. Shope
                    --------------------